EXHIBIT 11

                  MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
            Three and Six Month Periods Ended June 30, 2002 and 2001

                                    Three Months Ended       Six Months Ended
                                         June 30,                June 30,
                                  ---------------------    ---------------------
                                     2002        2001         2002        2001
                                  ---------   ---------    ---------   ---------
                                (In thousands of dollars, except per share data)

BASIC EARNINGS PER SHARE
Average common shares
 outstanding                        105,181     107,111      105,733     106,997
                                  =========   =========    =========   =========
Net income                        $ 170,936   $ 161,218    $ 340,123   $ 319,142
                                  =========   =========    =========   =========
Basic earnings per share          $    1.63   $    1.51    $    3.22   $    2.98
                                  =========   =========    =========   =========

DILUTED EARNINGS PER SHARE

Adjusted shares outstanding:
  Average common shares
   outstanding                      105,181     107,111      105,733     106,997
  Net shares to be issued upon
   exercise of dilutive stock
   options after applying
   treasury stock method                740         991          737         957
                                  ---------   ---------    ---------   ---------
  Adjusted shares outstanding       105,921     108,102      106,470     107,954
                                  =========   =========    =========   =========
Net income                        $ 170,936   $ 161,218    $ 340,123   $ 319,142
                                  =========   =========    =========   =========
Diluted earnings per share        $    1.61   $    1.49    $    3.19   $    2.96
                                  =========   =========    =========   =========